6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

APRICUS BIOSCIENCES CORRECTS THE TERMINOLOGY
RELATING TO ITS OTC PRODUCTS

SAN DIEGO, September 2, 2011 -- Apricus Biosciences, Inc. ("Apricus Bio" or the “Company”) (Nasdaq:APRI) (http://www.apricusbio.com) clarified today the status and terminology relating to its over-the-counter (“OTC”) products, Tolnaftate-D™, Hydrocortisone-D™ and Diphenhydramine-D™.

The Company believes it needs to clarify the OTC drug monograph regulatory process, due to the incorrect perception that our OTC products are “approved” by the FDA as are new drugs approved under a new drug application (“NDA”) or under an Abbreviated New Drug Application (“ANDA”) or “cleared” by the FDA as are OTC medical devices.  In describing the products’ compliance with the OTC drug monograph , the Company was incorrect in using the words “approved” or “cleared” in its August 18th, 23rd, 25th and 31st, 2011 press releases.  Instead the Company should have used the word “compliant”.  The Company wants to clarify that all of the OTC monograph drugs in the U.S. are sold without “approval” or “clearance” from the FDA.

It is important to describe the process for marketing an OTC monograph drug. The marketing of an OTC monograph drug in the U.S. starts with the Company and the intended manufacturer of the product getting a dedicated establishment number from the FDA.  Following the receipt of the dedicated establishment number, the Company lists the drug product, including active ingredient, the excipients, the claims and the label through the eDLS gateway of the FDA.  Once the drug is listed on the DailyMed drug listing database, the Company can proceed with marketing of the product if the product is in compliance with the applicable monograph or the applicable tentative final monograph. The FDA does not routinely evaluate whether such products comply with those regulations. Instead the FDA requires that the products contain the active ingredients listed in the monograph and only those inactive ingredients that the company confirmed to be suitable, safe and do not interfere with the effectiveness or with appropriate test and assays of the drug, and the product is labeled in compliance with the final or tentative final monograph.

Under this procedure, the FDA allows companies to market and sell such OTC monograph drugs in the U.S. without formal drug approval or clearance.  The Company followed this process for all of its OTC products.

About Apricus Biosciences, Inc.
Apricus Bio, a San Diego-based, revenue-generating, biopharmaceutical company, has leveraged the flexibility of its clinically-validated NexACT® drug delivery technology to enable multi-route administration of new and improved compounds across numerous therapeutic classes.

Revenues and growth are driven from out-licensing of this technology for the development and commercialization of such compounds to pharmaceutical and biotechnology companies worldwide.  In addition, the Company is seeking to monetize its existing product pipeline, including its first product, Vitaros®, approved in Canada for the treatment of erectile dysfunction, which is currently expected to be available on the Canadian market in 2011, as well as compounds in development from pre-clinical through Phase III, currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Cosmeceuticals among others.  The Company is also developing its over-the counter (“OTC”) Consumer Healthcare Division by developing a number of drugs that contain active ingredients listed in the OTC drug monograph combined with Apricus Bio’s NexACT® technology.

6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

For further information on Apricus Bio, visit http://www.apricusbio.com and for information on its subsidiary please visit www.nexmedusa.com. You can also receive information at http://twitter.com/apricusbio and http://facebook.com/apricusbio.

Apricus Bio's Forward-Looking Statement Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended:  with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to receive issued patents on its NexACT® technology and products, develop such patented technology into product candidates, have its products and product candidates such as Vitaros® approved by relevant regulatory authorities, to successfully commercialize such products and other its over-the-counter products (“OTC”) and product candidates and to achieve its other development, commercialization and financial goals.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Contacts:

Apricus Biosciences, Inc.
Edward Cox, V.P.
Corporate Development & Investor Relations, Apricus Bio, Inc.
(858) 848-4249
ecox@apricusbio.com

Apricus Bio Investor Relations
Paula Schwartz
Rx Communications Group, LLC
(917) 322-2216
pschwartz@rxir.com